UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of Principal executive offices, including Zip Code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 11, 2014, iHeartMedia, Inc. (“iHM”), our indirect parent, issued a press release announcing that one of our subsidiaries had entered into an agreement with Vertical Bridge Acquisitions, LLC (“Buyer”), an affiliate of Vertical Bridge Holdings, LLC (“Vertical Bridge”), for the sale of 411 of iHM’s broadcast communications tower sites and related assets for up to $400.0 million (the “Tower Portfolio”). Vertical Bridge has provided an equity commitment letter covering the full purchase price.

The acquisition of the Tower Portfolio may occur in one or more closings. Simultaneous with the first closing of the sale of the towers, iHM will enter into lease agreements for the continued use of the towers. The initial term of the lease will be fifteen years followed by three additional periods of five years each, subject to exclusions and limitations. If Buyer acquires the entire Tower Portfolio, iHM will have annual lease payments of approximately $22.7 million, a loss of annual tenant revenues of approximately $11.6 million and a reduction of direct operating expenses of approximately $3.8 million annually.

The first closing of the transaction is expected to occur in the first quarter of 2015 following a 60-day diligence period, during which Buyer may exclude certain tower sites from the transaction based upon customary grounds for exclusion. Notwithstanding the foregoing, subject to satisfaction of customary closing conditions, Buyer is required to acquire at least 85% of the Tower Portfolio (based on value and irrespective of any defects identified with respect to such tower sites during the diligence period).

Among other customary conditions to closing, the seller is not required to consummate the transaction unless Buyer agrees to acquire at least 92.5% of the Tower Portfolio (based on value) at the first closing. Subsequent closings will occur as and to the extent defects are cured with respect to any excluded tower sites.

Proceeds of the sale will be used for general corporate purposes.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by iHeartMedia, Inc. dated December 11, 2014 (Incorporated by reference to Exhibit 99.1 to iHeartMedia, Inc.’s Current Report on Form 8-K filed on December 11, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and Assistant Secretary

Date: December 11, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by iHeartMedia, Inc. dated December 11, 2014 (Incorporated by reference to Exhibit 99.1 to iHeartMedia, Inc.’s Current Report on Form 8-K filed on December 11, 2014)